Exhibit 16

October 5, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of GVC Venture, Corp. dated October 5, 2009 and agree with the statements concerning our Firm contained in the first, third and fourth paragraphs therein.  We agree with the statements made in response to that Item insofar as they relate to our firm.

Very truly yours,

/s/ Braver, PC

Two Charles Street, Providence, RI 02904 T 401.421.2710 F 401.274.5230 www.thebravergroup.com	Boston Newton Providence